Exhibit 10.3

September 2, 2020

WINMARK CORPORATION

WIRTH BUSINESS CREDIT, INC.

WINMARK CAPITAL CORPORATION

GROW BIZ GAMES, INC.

c/o Winmark Corporation

605 Highway 169 North, Suite 400

Minneapolis, MN 55441

Re:	Amendment No. 3 to Note Agreement

Ladies and Gentlemen:

Reference is made to the Note Agreement dated as of May 14, 2015 (as amended from time to time, the “Note Agreement”), among Winmark Corporation, a Minnesota corporation (the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (“Wirth”), Winmark Capital Corporation, a Minnesota corporation (“Winmark Capital”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”; the Company, Wirth, Winmark Capital, Grow Biz and any other Person who joins the Note Agreement as an Issuer pursuant to paragraph 5J, collectively, the “Issuers”), The Prudential Insurance Company of America (“PICA”), Pruco Life Insurance Company (“Pruco”) and Prudential Retirement Guaranteed Cost Business Trust (“PRG”), PAR U Hartford Life Insurance Comfort Trust (“PAR”; PICA, Pruco, PRG and PAR, collectively, the “Holders”).  Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.

The Issuers have requested that the Holders agree to certain amendments to the Note Agreement as set forth below.  Subject to the terms and conditions hereof, the Holders are willing to agree to such request.  Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.Amendments to the Note Agreement.  From and after the Effective Date (as defined in Section 5 hereof), the Note Agreement is amended as follows:

1.1Paragraph 6A(1) of the Note Agreement is amended and restated as follows:

6A(1).Tangible Net Worth.  Each Issuer covenants that it will not permit the Tangible Net Worth of the Company and its Subsidiaries to be:

(i)as of September 26, 2020, less than One Hundred Twenty Million Dollars ($120,000,000); and

(ii)as of the last day of each fiscal month following the fiscal month ended September 26, 2020, less than the sum of the minimum Tangible Net Worth from the immediately preceding fiscal month plus fifty percent (50%) of the consolidated net income of the Company and its Subsidiaries of the fiscal month then ended, if positive.

Notwithstanding the foregoing, the parties acknowledge and agree that the effect of the 2015 Tender Offer, the 2017 Tender Offer and the 2020 Tender Offer shall be excluded in the foregoing covenant calculation.

SECTION 2.  Representations and Warranties.  Each Issuer represents and warrants that (a) the execution and delivery of this letter by each Issuer has been duly authorized by all necessary corporate action on behalf of the Issuers, this letter has been executed and delivered by a duly authorized officer of the Issuers, as applicable, and this letter constitutes legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party is true and correct as of the date of execution and delivery of this letter by the Issuers with the same effect as if made on such date, before and after giving effect to this letter (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) no Event of Default or Default exists or has occurred and is continuing on the date hereof, before and after giving effect to this letter and (d) neither any Issuer nor any Subsidiary has paid or agreed to pay, and neither any Issuer nor any Subsidiary will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment referenced in Section 3.1(iii) hereof, other than as set forth in Section 18 of such amendment and reimbursement of out-of-pocket fees and expenses of their own legal counsel and legal counsel to the Banks and the Bank Agent.

SECTION 3.  Conditions Precedent.  The amendments in Section 1 of this letter shall become effective as of the date (the “Effective Date”) that each of the following conditions has been satisfied:

3.1Documents.Each Holder shall have received original counterparts or, if satisfactory to such Holder, certified or other copies of all of the following, in form and substance satisfactory to such Holder, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)counterparts of this letter executed by the Issuers and the Holders;

(ii)counterparts of an amendment to the Intercreditor Agreement, duly executed by the Holders, the Bank Agent and the Holders;

(iii)a copy of an amendment to the Credit Agreement, duly executed by the Issuers, the Bank Agent and the Banks, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect;

(iv)a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of each Issuer certifying, among other things, (a) as to the names, titles and true signatures of the officers of such Issuer, as the case may be, authorized to sign the Transaction Documents to which such Issuer, as the case may be, is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Issuer, as the case may be, certified by the Secretary of State of the state of organization of such Issuer, as the case may be, as of a recent date (or certifying that such certificate of incorporation or other formation document remains unchanged from the relevant document certified on the date of the closing), (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Issuer, as the case may be, which were duly adopted and are in effect as of the Effective Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below (or certifying that such by-laws, operating agreement or other organization document remains unchanged from the relevant document certified on the date of the closing), (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Issuer, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Issuer, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Issuer, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, and (e) that no dissolution or liquidation proceedings as to such Issuer have been commenced or are contemplated;, provided however, that the Officers’ Certificate delivered to the Bank Agent and Bank in a form satisfactory the Holders shall satisfy this condition;

(v)a certificate of corporate or other type of entity and tax good standing for each Issuer and each of its Subsidiaries from the Secretary of State or other appropriate governmental official of the jurisdiction of organization of such Issuer or such Subsidiary and of each jurisdiction in which such Issuer or such Subsidiary is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date provided however, that the Officers’ Certificate delivered to the Bank Agent and Bank in containing such good standing certificate shall satisfy this condition; ;

(vi)an Officer’s Certificate certifying, after giving effect to the amendments contemplated hereby and the amendment to the Credit Agreement referenced in Section 3.1(iii) above, as to the matters set forth in Section 4 hereof.

3.2Fees and Expenses.  The Issuers shall have paid the reasonable fees, charges and disbursements of Taft Stettinius & Hollister LLP, special counsel to the Purchasers, incurred in connection with this letter agreement.

3.3Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter and all documents incident thereto shall be satisfactory to each Holder  and its counsel, and each such Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 4.Reference to and Effect on Note Agreement; Ratification of Transaction Documents.  Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as expressly amended hereby, each of the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any Note at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 5.Release. Each of the Issuers hereby absolutely and unconditionally releases and forever discharges each Purchaser, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Issuers has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, counterclaims, demands or causes of action are matured or unmatured or known or unknown.

SECTION 6.Expenses. Each Issuer hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby.  The obligations of the Issuers under this Section 9 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 7.Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS

AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8.  Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(Signature Page Follows)

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA

By: /s/ Anna Sabiston

Second Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Anna Sabiston

Assistant Vice President

PRUDENTIAL RETIREMENT
GUARANTEED COST BUSINESS
TRUST

By:Prudential Retirement Insurance and Annuity Company, as Grantor

By:PGIM, Inc., as Investment Manager

By: /s/ Anna Sabiston

Vice President

PAR U HARTFORD LIFE INSURANCE

COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company, as Grantor

By:	PGIM, Inc., as Investment Manager

By: /s/ Anna Sabiston

Name: Anna Sabiston

Title: Vice President

The foregoing letter is
hereby accepted as of the
date first above written.

WINMARK CORPORATION

By: /s/ Anthony D. Ishaug_______________
  Name: Anthony D. Ishaug
  Title: Executive Vice President and Chief Financial Officer

WIRTH BUSINESS CREDIT, INC.

By: /s/ Anthony D. Ishaug_______________
  Name: Anthony D. Ishaug
  Title: Chief Financial Officer and Treasurer

WINMARK CAPITAL CORPORATION

By: /s/ Anthony D. Ishaug_______________
  Name: Anthony D. Ishaug
  Title: Chief Financial Officer and Treasurer

GROW BIZ GAMES, INC.

By: /s/ Anthony D. Ishaug_______________
  Name: Anthony D. Ishaug
  Title: Chief Financial Officer, Treasurer and Secretary